As filed with the Securities and Exchange Commission on April 24, 2026

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Schedule 14A Information

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No.)

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to Sec. 240.14a-12

Innovator ETFs® Trust

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee paid previously with preliminary proxy materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

VOTE YOUR PROXY. STOP THE SOLICITATION.
PO Box 211230, Eagan, MN 55121-9984

Scan to Vote Online

WE NEED YOUR HELP!

INNOVATOR ETFS

We are reaching out because your Innovator ETF vote has not yet been received. Unfortunately, if the proposal is not approved, the Fund may not be able to continue to operate as intended and may be required to liquidate. If the Fund liquidates, it may result in a taxable event for shareholders which we are working to avoid.

It takes 30 seconds to vote online and less than one minute by phone.

1)	Scan the QR code in the right corner above to Vote Online – Quick and Easy!

2)	If you prefer, you can Vote by Phone – call the number below and a live agent will record your vote.

Call to vote with live agent
1-866-217-8062

Innovator has engaged Sodali & Co. to solicit shareholders. At your earliest convenience, please call Sodali and have your reference number(s) listed below ready. A representative will walk you through it.

Hours of Operation:

•	Monday – Friday from 10:00 a.m. to 11:00 p.m. ET
•	Saturday from 12:00 p.m. to 5:00 p.m. ET

Note: It is possible you have multiple accounts and voted only a portion of your accounts. If you vote with Sodali online or by phone, all accounts will be voted at once and solicitation will cease.

REFERENCE NUMBER(S):

Link to proxy statement and all materials: https://proxyvotinginfo.com/p/innovatoretfs2026

The Proxy Statement contains important information about a proposal affecting your fund and therefore you are advised to read it.

INETF IA5